KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                    August 3, 2004

The Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio 43219

         Re: The Victory Institutional Funds -- Pre-Effective Amendment No. 1 to Registration Statement on Form N-1A
                  ----------------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel for The Victory Institutional Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated as of August 1, 2003 (the "Governing Instrument").

      In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on August 4, 2003 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; the Registration Statement (including the prospectus and statement of additional information forming a part thereof) on Form N-1A of the Trust filed with the Securities and Exchange Commission on May 13, 2004 (the "Registration Statement"); certain resolutions of the Trustees of the Trust including resolutions dated August 1, 2003 relating to the adoption of the Bylaws and the election of Trustees and resolutions dated August 5, 2003 relating to, among other things, the organization of the Trust and the establishment of the Institutional Liquid Reserves Fund (the "Fund") (all such resolutions, together with the Governing Instrument, the Bylaws and the Registration Statement of the Trust are referred to as the "Governing Documents"); a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders;
(ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection


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KRAMER LEVIN NAFTALIS & FRANKEL LLP

The Victory Institutional Funds
August 3, 2004
Page 2


with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Section 11.04 or 11.05 of the Governing Instrument; (v) that no event has occurred that would cause a termination or dissolution of the Fund under Section 2.06 or 11.04 of the Governing Instrument; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del.
C. ss.ss. 3801 et seq.; and (vii) that each of the documents examined by us is in fulL force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

      We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

      Based on and subject to the foregoing, it is our opinion that:

      1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware. The Fund is a validly existing Series of the Trust.

      2. Shares of the Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

      This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

      Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP

                [Letterhead of Morris, Nichols, Arsht & Tunnell]







                                August 3, 2004


Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, NY  10022

                  Re:      The Victory Institutional Funds
                           -------------------------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel to The Victory Institutional Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated as of August 1, 2003 (the "Governing Instrument").

            In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on August 4, 2003 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; the Registration Statement (including the prospectus and statement of additional information forming a part thereof) on Form N-1A of the Trust filed with the Securities and Exchange Commission on May 13, 2004 (the "Registration Statement"); certain resolutions of the Trustees of the Trust including resolutions dated August 1, 2003 relating to the adoption of the Bylaws and the election of Trustees and resolutions dated August 5, 2003 relating to, among other things, the organization of the Trust and the establishment of the Institutional Liquid Reserves Fund (the "Fund") (all such resolutions, together with the Governing Instrument, the Bylaws and the Registration Statement of the Trust are referred to as the "Governing Documents"); a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other

Kramer Levin Naftalis & Frankel LLP
August 3, 2004
Page 2



documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Section 11.04 or 11.05 of the Governing Instrument; (v) that no event has occurred that would cause a termination or dissolution of the Fund under Section
2.06 or 11.04 of the Governing Instrument; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq.; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware. The Fund is a validly existing Series of the Trust.

            2. Shares of the Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

            We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance. Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as a post-effective amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of

Kramer Levin Naftalis & Frankel LLP
August 3, 2004
Page 3



Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                      Sincerely,

                                      MORRIS, NICHOLS, ARSHT & TUNNELL


                                      /s/ Louis G. Hering


                                      Louis G. Hering